As Filed with the Securities and Exchange Commission on June 2,
1997
                                        Registration No. 333-
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ________________________

                               FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                        ________________________

                               Alteon Inc.
          (Exact Name of Registrant as Specified in its Charter)

                                Delaware
                        (State of Incorporation)

                               13-3304550
                  (I.R.S. Employer Identification No.)

                            170 Williams Drive
                         Ramsey, New Jersey  07446
                              (201) 934-5000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             James J. Mauzey
                         Chief Executive Officer
                               Alteon Inc.
                           170 Williams Drive
                        Ramsey, New Jersey 07647
                             (201) 934-5000
         (Name, address, including zip code, and telephone
number,
                 including area code, of agent for service)
                        ________________________

                                Copy to:
                         Richard J. Pinto, Esq.
                 Smith, Stratton, Wise, Heher & Brennan
                         600 College Road East
                      Princeton, New Jersey 08540
                            (609) 924-6000
                        ________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration
Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. / /

                 CALCULATION OF REGISTRATION FEE


                                         Proposed Maximum
Proposed Maximum
     Amount of
Title of Shares         Amount to be     Offering Price
Aggregate
     Registration
to be Registered        Registered(1)    per Share(2)
Offering
Price(2)      Fee

Common Stock,
$.01 par value.......     1,559,149         $3.96875
$6,187,872.59
      $1,875.11

(1) The shares of Common Stock offered hereby include 50,000 shares issuable upon the exercise of warrants and such presently indeterminate number of shares of Common Stock as shall be issuable upon conversion of all of the
     5,000 shares of the 6% Cumulative Convertible Preferred
Stock of the
     Company (the "Preferred Stock") issued in a private placement in April,
     1997. The Preferred Stock is convertible into Common Stock at a conversion price which reflects a discount from the market price of the
     Common Stock at the time of conversion. The number of shares of Common
     Stock issuable in connection therewith and offered for resale hereby is an estimate based upon the low trading price of $3.875 on May 29, 1997, and a discount rate of 14.5% (the rate which will apply on and after
     October 21, 1997), is subject to adjustment and could be materially less or more than such estimated amount depending upon factors which cannot be predicted by the Registrant at this time, including, among other factors, the date on which the Preferred Stock is converted and the future market price of the Common Stock. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Registrant's Common Stock as may be issued as a result of stock splits, stock dividends and anti-dilution adjustments with respect to the shares registered hereby.

(2)  Estimated solely for the purpose of calculating the
registration fee,
     based on the average of the high and low prices for the
Common Stock as
     reported on the Nasdaq National Market on May 29, 1997, in accordance
     with Rule 457 under the Securities Act of 1933.
                     ________________________


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PAGE

                            PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 30, 1997

                           Alteon Inc.

                        1,559,149 Shares*
                           Common Stock
                    (par value $.01 per share)
                     ________________________

     This Prospectus relates to the proposed sale from time to time by certain stockholders (the "Selling Stockholders") of shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of Alteon Inc. ("Alteon" or the "Company") issuable upon conversion of the Company's 6% Cumulative
Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), and exercise of warrants issued to the Selling Stockholders in connection with their purchase of the Preferred Stock (the "Warrants"). All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. The Company has agreed to indemnify the
Selling Stockholders against certain liabilities under the Securities Act of
1933 (the "Securities Act").  See "Plan of Distribution."

     The Company will not receive any proceeds from sales of the Shares by the
Selling Stockholders but will receive proceeds from the exercise, if any, of the Warrants.

     The Selling Stockholders have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time by the Selling
Stockholders or their successors in interest primarily in transactions (which may include block transactions) on the Nasdaq National Market or such other market on which the Company's Common Stock may, from time to time, be traded at the price then prevailing, although sales may also be made in negotiated transactions or otherwise. See "Plan of Distribution."

     The Company's Common Stock is quoted on the Nasdaq National
Market under
the symbol ALTN. On May 29, 1997, the last reported sale price of the Common
Stock was $3.875 per share.

                     ________________________

The Common Stock offered hereby involves a high degree of risk.
See "Risk
Factors."

     *The Shares of Common Stock offered hereby include 50,000
shares issuable
upon exercise of the Warrants and such presently indeterminate number of
shares of Common Stock as shall be issuable upon conversion of all of the
5,000 shares of the 6% Cumulative Convertible Preferred Stock of the Company,
$.01 par value per share (the "Preferred Stock"), issued in a private
placement in April, 1997.  The Preferred Stock is convertible into Common
Stock at a conversion price which reflects a discount from the market price of
the Common Stock at the time of conversion.  The number of shares of Common
Stock issuable in connection therewith and offered for resale hereby is an
estimate based upon the low trading price of $3.875 per share of the Common
Stock on May 29, 1997 and a discount rate of 14.5% (the rate which will apply
on and after October 21, 1997), is subject to adjustment and could be
materially less or more than such estimated amount depending upon factors
which cannot be predicted by the Company at this time, including, among other
factors, the date on which the Preferred Stock is converted and the future
market price of the Common Stock. This presentation is not
intended to
constitute a prediction as to the future market price of the
Common Stock or
as to the number of shares of Common Stock that may be issued upon conversion
of the Preferred Stock.  See "Risk Factors-Effect of the
Conversion of the
Preferred Stock" and "Description of Preferred Stock and
Warrants."
                     ________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY
IS A CRIMINAL OFFENSE.

           The date of this Prospectus is        , 1997

                      ADDITIONAL INFORMATION

     This Prospectus, which constitutes a part of a registration statement on
Form S-3 (the "Registration Statement") filed by the Company with the
Securities and Exchange Commission (the "Commission") under the
Securities
Act, omits certain of the information set forth in the Registration Statement.
Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below.

                      AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the
Commission. Reports, proxy statements and other information filed by the
Company can be inspected without charge and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450
Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048 and
500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material is also available through the Commission's Web Site (http://www.sec.gov). Alteon's Common Stock is listed and traded on the
Nasdaq National Market. Reports, proxy statements and other information filed by the Company may also be inspected at the National Association of Securities
Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20002

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1996 as amended by Form 10-K/A.

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended
         March 31, 1997.

    (c)  The Company's Current Reports on Form 8-K filed April
25, 1997 and
         May 9, 1997.

    (d) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A
         filed November 1, 1991, including any amendments or reports filed for the purpose of updating such description.

    (e)  The description of the Company's Rights to Purchase
Series F
         Preferred Stock which is contained in the Company's
Registration
         Statement on Form 8-A, filed August 4, 1995, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections
13(a), 13(c), 14
or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Alteon hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this
Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be a part hereof, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. These documents are available upon request from Elizabeth A. O'Dell, Vice President, Finance and Administration, Alteon
Inc., 170 Williams Drive, Ramsey, New Jersey 07446, (201)
934-5000.


                           THE COMPANY

    Alteon is engaged in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. The Company's efforts have focused primarily on developing its lead compound, pimagedine, to inhibit or block abnormal glucose/protein complexes that lead to diabetic complications such as kidney disease and dyslipidemia.
The Company has completed one clinical trial and is conducting three clinical trials evaluating pimagedine as a treatment for the complications of diabetes, including two Phase III clinical trials for diabetic kidney disease.

    Alteon has a strategic alliance with Yamanouchi
Pharmaceutical Co., Ltd.
("Yamanouchi") for the collaborative development and commercialization of certain areas of Alteon's leading technology. Under its agreements with
Alteon, Yamanouchi has made an equity investment in Alteon, has agreed to provide substantial funding for Alteon's product development and has been granted marketing rights in specified territories. Alteon has also entered into a licensing arrangement with Corange International Ltd., acting through
Boehringer Mannheim Diagnostics ("Boehringer Mannheim"), for Alteon's diagnostic technology. Under the agreement, Boehringer Mannheim received a license to develop and market diagnostic products that measure advanced glycosylation end-product ("A.G.E.") levels for research and commercial purposes. In addition, Alteon has entered into clinical testing and distribution agreements with Gamida for Life ("Gamida"), formerly Eryphile BV.
Under these agreements, Gamida conducted, at its own expense, a Phase II clinical trial in Israel to evaluate pimagedine in patients with diabetes and elevated serum cholesterol levels, and will have the right to distribute pimagedine, if successfully developed and approved for marketing, in specified territories. In order to expand its internal research and development capacities, Alteon has licensed patent rights from Washington University to technology for the development of pimagedine for inflammatory disorders.

    The Company was incorporated in Delaware in 1986.  The
Company's principal
executive offices are located at 170 Williams Drive, Ramsey, New
Jersey  07446
and its telephone number is (201) 934-5000.


                    FORWARD LOOKING STATEMENTS

    This Prospectus includes certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "expects" and similar expressions are intended to identify such forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made by the Company. Factors described in this Prospectus, including without limitation those identified in "Risk Factors" and in the documents incorporated herein by reference, could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company.


                           RISK FACTORS

         The following risk factors should be considered carefully in evaluating an investment in the Shares offered by this
Prospectus:

Need for Future Funding; Uncertainty of Access to Capital

         Alteon will require substantial funding in order to continue its research, product development, preclinical testing and clinical trials of its product candidates. The Company will also require additional funding for operating expenses, the pursuit of regulatory approvals for its product candidates and establishing marketing and sales capabilities.
The Company's
future capital requirements will depend on many factors, including continued scientific progress in its research and development programs, the size and complexity of these programs, progress with preclinical testing and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, the establishment of additional collaborative arrangements, the cost of manufacturing arrangements, commercialization activities, and the cost of product in-licensing and strategic acquisitions, if any. There can be no assurance that the Company's cash reserves and other liquid assets, including funding that may be received from the Company's commercial partners and interest income earned thereon, will be adequate to satisfy its capital and operating requirements.

         Alteon intends to seek funding through arrangements with corporate collaborators and through public or private sales of the Company's securities, including equity securities. In addition, the Company has obtained capital leases and may pursue opportunities to obtain debt financing in the future.
There can be no assurance, however, that additional funding will be available on reasonable terms, if at all. Any additional equity financings would be dilutive to the Company's stockholders. If adequate funds are not available,
Alteon may be required to curtail significantly one or more of its research and development programs and/or obtain funds through arrangements with collaborative partners or others that may require Alteon to relinquish rights to certain of its technologies or product candidates.

Uncertainties Related to Clinical Trials

         Before obtaining regulatory approvals for the commercial sale of any of its products under development, the Company must demonstrate through preclinical studies and clinical trials that the product is safe and effective for use in each target indication. The results from preclinical studies and early clinical trials may not be predictive of results that will be obtained in large-scale testing, and there can be no assurance that the Company's clinical trials will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products. In addition, clinical trials are often conducted with patients having the most advanced stages of disease. During the course of treatment, these patients can die or suffer other adverse medical effects for reasons that may not be related to the pharmaceutical agent being tested but which can nevertheless affect clinical trial results. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. If the Company's lead compound, pimagedine, is not shown to be safe and effective in clinical trials, the resulting delays in developing other compounds and conducting related preclinical testing and clinical trials, as well as the need or additional financing, would have a material adverse effect on the Company's business, financial condition and results of operations.

         The rate of completion of the Company's clinical trials may be delayed by many factors. For example, as a result of independent academic research which implied that pimagedine had potential tumorigenic activity, and the Company's preclinical animal studies which demonstrated evidence of gastric and other toxicities, additional studies, data analysis and modification of protocols were needed before pivotal human clinical trials could begin. This caused a delay in the initiation of Phase II/III clinical trials of pimagedine in patients with diabetic nephropathy. In addition, delays may occur in enrolling patients as a result of the lack of availability of patients who satisfy the protocol for a particular trial, variations in the performance of the principal investigators in the trials, the response of potential patients to recruitment efforts and the performance of the Company's collaborative partners who manage portions of the clinical trials. Delays in completion of the trials may also occur as a result of difficulties in retaining patients in the trials, preliminary safety data analysis which requires changes in the protocols and delays in approval of the trials by institutional review boards at the trial sites. Accordingly, no assurance can be given that enrollment in any of the Company's clinical trials can be achieved on a timely basis, if at all, or that clinical trials can be successfully completed within any particular time frame or at all. Any delays in, or termination of, the Company's clinical trial efforts would have a material adverse effect on the Company's business, financial condition and results of operations.

         There can be no assurance that Alteon will be permitted by regulatory authorities to undertake additional clinical trials for pimagedine or, if the trials are conducted, that any of the Company's product candidates will prove to be safe and efficacious or will receive regulatory approvals.

Uncertainties Related to the Early Stage of Development;
Technological
Uncertainties

         All of the Company's product candidates are in the research or development stage, and all revenues to date have been generated from collaborative research agreements and financing activities, or interest income earned on these funds. No revenues have been generated from product sales.
There can be no assurance that product revenues can be realized on a timely basis, if ever.
                               - 5 -

         Alteon has not yet requested or received regulatory approval for any product from the U.S. Food and Drug Administration ("FDA") or any other regulatory body. There can be no assurance that Alteon will succeed in the development and marketing of any therapeutic or diagnostic product. To achieve profitable operations, the Company must, alone or with others, successfully identify, develop, introduce and market proprietary products. If potential products are identified, they will require significant additional investment, development, preclinical testing and clinical trials prior to potential regulatory approval and commercialization.

         The development of new pharmaceutical products is highly uncertain and subject to a number of significant risks. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons. Potential products may be found ineffective or cause harmful side effects during preclinical testing or clinical trials, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical, fail to achieve market acceptance or be precluded from commercialization by proprietary rights of third-parties. The Company's lead compound, pimagedine, has not been proven safe and effective in humans and utilizes a mechanism of action as yet unproven in humans. There can be no assurance that the Company's product development efforts will be successfully completed, that required regulatory approvals can be obtained or that any products, if introduced, will be successfully marketed or achieve customer acceptance. Commercial availability of any Alteon products, including pimagedine, is not expected for a number of years, if at all.

Uncertainty of Future Profitability

         At March 31, 1997, the Company had an accumulated deficit of
$58,577,861. The Company anticipates that it will incur substantial losses in the future, potentially greater than losses incurred in prior years. There can be no assurance that the Company's products under development will be successfully developed or that its products, if successfully developed, will generate revenues sufficient to enable the Company to earn a profit. Alteon expects to incur substantial additional operating expenses over the next several years as its research, development and clinical trial activities increase. To the extent that the Company is unable to obtain third-party funding for expenses, the Company expects that increased expenses will result in increased losses from operations. Alteon does not expect to generate revenues from the sale of products, if any, for several years. The Company's ability to achieve profitability depends in part on its ability to enter into agreements for product development, obtain regulatory approval for its products and develop the capacity, or enter into agreements, for the manufacture, marketing and sale of any products. There can be no assurance that Alteon will obtain required regulatory approvals, or successfully develop, manufacture, commercialize and market product candidates or that the
Company will ever achieve product revenues or profitability.

Dependence on Collaborative Relationships

         The Company has established collaborative arrangements with
Yamanouchi, Gamida and Boehringer Mannheim with respect to the development of drug therapies and diagnostics using the Company's A.G.E. technology. The
Company will, in some cases, be dependent upon these outside partners to conduct preclinical testing and clinical trials and to provide adequate funding for the Company's development programs. Under certain of these arrangements, the Company's commercial partners may have all or a significant portion of the development and regulatory approval responsibilities. Failure of the commercial partners to develop marketable products or to gain the appropriate regulatory approvals would have a material adverse effect on the
Company's business, financial condition and results of operations.

         In most cases, the Company cannot control the amount and timing of resources which its commercial partners devote to the Company's programs or potential products. If any of the Company's commercial partners breach or terminate their agreements with the Company or otherwise fail to conduct their collaborative activities in a timely manner, the preclinical or clinical development or commercialization of product candidates or research programs will be delayed, and the Company will be required to devote additional resources to product development and commercialization, or terminate certain development programs. The termination of collaborative arrangements would have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that disputes will not arise in the future with respect to the ownership of rights to any technology developed with third-parties. These and other possible disagreements between collaborators and the Company could lead to delays in the collaborative research, development or commercialization of certain product candidates or could require or result in litigation or arbitration, which would be time-consuming and expensive, and would have a material adverse effect on the
Company's business, financial condition and results of operations.

         Alteon's commercial partners may develop, either alone or with others, products that compete with the development and marketing of the
Company's products. Competing products, either developed by the commercial partners or to which the commercial partners have rights, may result in their withdrawal of support with respect to all or a portion of the Company's technology, which would have a material adverse effect on the Company's business, financial condition and results of operations.

Uncertainties Related to Patents and Proprietary Technology

         The Company's success will depend on its ability to obtain patent protection for its products, preserve its trade secrets, prevent third-parties from infringing upon its proprietary rights and operate without infringing upon the proprietary rights of others, both in the United States and abroad.

         The degree of patent protection afforded to pharmaceutical inventions is uncertain and the Company's potential products are subject to this uncertainty. Pimagedine is not a novel compound and is not covered by a composition of matter patent. The patents covering pimagedine are use patents containing claims covering therapeutic methods and the use of specific compounds and classes of compounds to inhibit A.G.E. formation. Competitors may be able to commercialize pimagedine products for indications outside of the protection provided by the claims of the Company's use patents.
Physicians, pharmacies and wholesalers could then substitute for the Company's pimagedine products. Substitution for the Company's pimagedine products would have a material adverse effect on the company's business, financial condition and results of operations. Use patents may afford a lesser degree of protection in certain foreign countries due to their patent laws. In addition, although the Company has several patent applications pending to protect its proprietary technology, there can be no assurance that these patents will be issued, that the claims of any patents which do issue will provide any significant protection of the Company's technology or that the
Company will enjoy any patent protection beyond the expiration dates of its currently issued patents.

         There can be no assurance that competitors will not develop competitive products outside the protection that may be afforded by the claims of the Company's patents. The Company is aware that other parties have been issued patents and have filed patent applications in the United States and foreign countries with respect to other agents which inhibit A.G.E. formation.

         Because of the substantial length of time and expense associated with bringing new products through development and regulatory approval to the marketplace, the pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. There can be no assurance as to the success or timeliness in obtaining any such patents, that the breadth of the claims obtained will provide any significant protection of the Company's technology, or that the degree of protection afforded by patents for licensed technologies or for future discoveries will be adequate to protect the Company's proprietary technology.

         The Company also relies upon unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain its competitive position, which it seeks to protect, in part, by confidentiality agreements with its commercial partners, collaborators, employees and consultants. The Company also has invention or patent assignment agreements with its employees and certain, but not all, commercial partners and consultants. There can be no assurance that relevant inventions will not be developed by a person not bound by an invention assignment agreement. There can be no assurance that binding agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors.

Government Regulation; No Assurance of Regulatory Approval

         The Company's research, preclinical testing and clinical trials of its product candidates are, and the manufacturing and marketing of its products will be, subject to extensive and rigorous regulation by numerous governmental authorities in the United States and in other countries where the
Company intends to test and market its product candidates.

         Prior to marketing, any product developed by the Company must undergo an extensive regulatory approval process. This regulatory process, which includes preclinical testing and clinical trials, and may include post-marketing surveillance, of each compound to establish its safety and efficacy, can take many years and require the expenditure of substantial resources. Data obtained from preclinical and clinical activities are susceptible to varying interpretations which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based upon changes in FDA policy for drug approval during the period of product development and FDA regulatory review of each submitted new drug application ("NDA"). Similar delays may also be encountered in foreign countries. There can be no assurance that regulatory approval will be obtained for any drugs developed by the Company. Moreover, regulatory approval may entail limitations on the indicated uses of the drug. Further, even if regulatory approval is obtained, a marketed drug and its manufacturer are subject to continuing review and discovery of previously unknown problems with a product or manufacturer which may have adverse effects on the Company's business, financial condition and results of operations, including withdrawal of the product from the market. Violations of regulatory requirements at any stage, including preclinical testing and clinical trials, the approval process or post-approval, may result in various adverse consequences including the FDA's delay in approving or its refusal to approve a product, withdrawal of an approved product from the market and the imposition of criminal penalties against the manufacturer and NDA holder.
Except for pimagedine, which was allowed to proceed into human clinical trials for diabetic patients with nephropathy, end-stage renal disease and dyslipidemia and as to which an IND for treatment of stroke has been submitted, the Company has not submitted any other IND application for any product candidate and none has been approved for commercialization in the
United States or elsewhere. No assurance can be given that the Company will be able to obtain FDA approval for any products. Failure to obtain requisite governmental approvals or failure to obtain approvals of the scope requested will delay or preclude the Company or its licensees or marketing partners from marketing the Company's products or limit the commercial use of the products and will have a material adverse effect on the Company's business, financial condition and results of operations.

Intense Competition and Risk of Technological Obsolescence;
Alternate Cures or
Therapies for Diabetes

         The Company is engaged in pharmaceutical fields characterized by extensive research efforts and rapid technological progress.
Many established
pharmaceutical and biotechnology companies with resources greater than those of the Company are attempting to develop products that would be competitive with the Company's products. Other companies may succeed in developing products that are safer, more efficacious or less costly than any that may be developed by Alteon and may also be more successful than Alteon in production and marketing. Rapid technological development by others may result in the
Company's products becoming obsolete before the Company recovers a significant portion of the research, development or commercialization expenses incurred with respect to those products.

         Certain technologies under development by other pharmaceutical companies could result in a cure for diabetes or the reduction of the incidence of diabetes and its complications. For example, a number of companies are investigating islet cell transplantation as a possible cure for
Type I diabetes.  Results of a study conducted by the National
Institutes of
Health, known as the Diabetes Control and Complications Trial, published in
1993, showed that tight glucose control reduced the incidence of diabetic complications. Numerous companies are pursuing methods to control glucose levels. In addition, several large companies are researching aldose reductase inhibitors as therapeutics for diabetic neuropathy, retinopathy and related conditions. Several companies have initiated research with anti-angiogenesis drugs for the potential treatment of diabetic retinopathy. Furthermore, the
Company is aware of the development by several pharmaceutical companies of thiazolidinedione derivatives ("glitazones") for the treatment of Type II diabetes. In January 1997 Warner-Lambert Company was given approval and clearance by the FDA for the marketing of Resulin(TM) (troglitazone), an anti-diabetic drug designed to target insulin resistance in Type II diabetes.
In the event one or more of these initiatives are successful, the market for the Company's products may be reduced or eliminated.

         Captopril, a product marketed by Bristol-Myers Squibb Company, has been approved for Type I diabetic nephropathy. The patent covering captopril expired in February 1996. Other pharmaceutical companies may choose to market and sell this drug which will lead to a decrease in its price. Sales of captopril may reduce or eliminate the market for any product developed by the
Company for this indication.

Uncertainties Related to Pharmaceutical Pricing and Reimbursement

         The Company's business, financial condition and results of operations may be materially adversely affected by the continuing efforts of government and third-party payors to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing and/or profitability of prescription pharmaceuticals are subject to government control. In the United States, the Company expects that there will continue to be a number of federal and state proposals to implement similar government control. In addition, increasing emphasis on managed care in the United
States will continue to put pressure on pharmaceutical pricing. Cost control initiatives could decrease the price that the Company receives for any products it may develop and sell in the future and have a material adverse effect on the Company's business, financial condition and results of operations. Further, to the extent that cost control initiatives have a material adverse effect on the Company's commercial partners, the Company's ability to commercialize its products may be adversely affected.

         The Company's ability to commercialize pharmaceutical products may depend in part on the extent to which reimbursement for the products will be available from government health administration authorities, private health insurers and other third-party payors. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and third-party payors, including Medicare, are increasingly challenging the prices charged for medical products and services. There can be no assurance that any third-party insurance coverage will be available to patients for any products developed by the Company. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing in some cases to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. If adequate coverage and reimbursement levels are not provided by government and other third-party payors for the Company's products, the market acceptance of these products would be adversely affected.

Uncertainties Related to Marketing and Sales

         For certain of its products, the Company has licensed exclusive marketing rights to its commercial partners or formed collaborative marketing arrangements within specified territories in return for royalties to be received on sales or a share of profits. These agreements are terminable at the discretion of the Company's partners upon as little as 90 days prior written notice. If the licensee or marketing partner terminates an agreement or fails to market a product successfully, the Company's business, financial condition and results of operations may be adversely affected.

         Alteon currently has no experience in marketing or selling pharmaceutical products. In order to achieve commercial success for any approved product, Alteon must either develop a marketing and sales force or, where appropriate or permissible, enter into arrangements with third-parties to market and sell its products. There can be no assurance that Alteon will successfully develop marketing and sales experience or that it will be able to enter into marketing and sales agreements with others on acceptable terms, if at all. If the Company develops its own marketing and sales capability, it will compete with other companies that currently have experienced and well funded marketing and sales operations. To the extent that the Company enters into co-promotion or other sales and marketing arrangements with other companies, any revenues to be received by Alteon will be dependent on the efforts of others and there can be no assurance that their efforts will be successful.

No Manufacturing Experience; Reliance on Third-Party
Manufacturing

         The Company's strategy for development and commercialization of certain of its products is dependent upon entering into various arrangements with research collaborators, commercial partners and others and upon the subsequent success of these third-parties in performing their obligations.

         The Company has no experience in manufacturing products for commercial purposes and does not have manufacturing facilities. Consequently, the Company is dependent on contract manufacturers for the production of products for development and commercial purposes. The manufacture of the
Company's products for clinical trials and commercial purposes is subject to current Good Manufacturing Practice ("GMP") regulations promulgated by the
FDA. In the event that the Company is unable to obtain or retain third-party manufacturing, it will not be able to commercialize its products as planned.
There can be no assurance that the Company will be able to enter into agreements for the manufacture of future products with manufacturers whose facilities and procedures comply with GMP and other regulatory requirements.
The Company's current dependence upon others for the manufacture of its products may adversely affect its profit margin, if any, on the sale of future products and the Company's ability to develop and deliver products on a timely and competitive basis.

Potential Product Liability; Uncertainties Related to Insurance

         The use of any of the Company's potential products in clinical trials and the sale of any approved products, including the testing and commercialization of pimagedine, may expose the Company to liability claims resulting from the use of products or product candidates. These claims might be made directly by consumers, pharmaceutical companies or others. The
Company maintains product liability insurance coverage for claims arising from the use of its products in clinical trials in the amount of $20.0 million.
However, coverage is becoming increasingly expensive, and no assurance can be given that the Company will be able to maintain insurance or, if maintained, that insurance can be acquired at a reasonable cost or in sufficient amounts to protect the Company against losses due to liability that could have a material adverse effect on the Company's business, financial conditions and results of operations. There can be no assurance that the Company will be able to obtain commercially reasonable product liability insurance for any product approved for marketing in the future or that insurance coverage and the resources of the Company would be sufficient to satisfy any liability resulting from product liability claims. A successful product liability claim or series of claims brought against the Company could have a material adverse effect on its business, financial condition and results of operations.

Attraction and Retention of Key Employees and Consultants

         The Company is highly dependent on the principal members of its management and scientific staff. The loss of services of any of these personnel could impede the achievement of the Company's development objectives. Furthermore, recruiting and retaining qualified scientific personnel to perform research and development work in the future will also be critical to the Company's success. There can be no assurance that the Company will be able to attract and retain personnel on acceptable terms given the competition between pharmaceutical and health care companies, universities and non-profit research institutions for experienced scientists. In addition, the
Company relies on consultants and members of its Scientific Advisory Board to assist the Company in formulating its research and development strategy. All of Alteon's consultants and the members of the Scientific Advisory Board are employed by employers other than the Company and may have commitments to or consulting or advisory contracts with other entities that may limit their availability to the Company.

Hazardous Materials

         The Company's research and development activities involve the controlled use of hazardous materials, chemicals and various radioactive compounds. Although the Company believes that its safety procedures for handling and disposing of hazardous materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated.
In the event of an accident, the Company could be held liable for any damages or fines that result; such liability could have a material adverse effect on the Company's business, financial condition and results of operations.

Effect of the Conversion of the Preferred Stock

         The exact number of shares of Common Stock issuable upon conversion of all of the Preferred Stock will vary inversely with the market price of the
Common Stock. The Preferred Stock is convertible into Common Stock at a conversion price which reflects a discount from the market price of the Common
Stock at the time of conversion. The holders of Common Stock may be materially diluted by conversion of the Preferred Stock depending on the future market price of the Common Stock and the discount rate applied to determine the number of shares of Common Stock issuable upon conversion. On
May 29, 1997 the low trading price of the Common Stock on the Nasdaq National
Market was $3.875 per share. If such price were used to determine the number of shares of Common Stock issuable upon conversion of the Preferred Stock and if the discount rate of 3.5% applicable on the date hereof, 7.5% effective on and after July 3, 1997 and 14.5% on and after October 21, 1997 were applied, the Company would issue a total of approximately 1,337,122, 1,394,943, and
1,509,149 shares of Common Stock, respectively, if all shares of the Preferred
Stock were converted on such date. To the extent the average of the daily low trading prices of the Common Stock during the 10 trading days immediately preceding any date on which shares of Preferred Stock are converted is higher or lower than $3.875, the Company would issue more or fewer shares of Common
Stock than reflected in such estimate, and such difference could be material.
In addition, the discount rate that applies in calculating the number of shares of Common Stock issuable upon conversion is subject to further increases under certain circumstances. Any increases in the discount rate will result in more shares of Common Stock being issuable upon conversion.
See "Description of Preferred Stock and Warrants."

Potential Adverse Effects of Shares Eligible for Future Sale

         As of March 31, 1997, 3,412,028 shares of Common Stock were issuable upon the exercise of outstanding stock options. The issuance of Common Stock, which will be freely tradeable, upon the exercise of stock options, as well as future sales of Common Stock or of shares of Common Stock by existing stockholders, or the perception that sales could occur, could adversely affect the market price of the Common Stock. The Company's commercial partner,
Yamanouchi, is a significant stockholder. The sale of shares by Yamanouchi could be viewed in the marketplace as a lack of confidence in the Company and could have a substantial negative impact on the market price of the Common
Stock.

Volatility of Common Stock Price

         The market prices for securities of biotechnology and pharmaceutical companies, including Alteon, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in the Company's operating results, announcement of technological innovations or new therapeutic products by the
Company or others, clinical trial results, developments concerning agreements with collaborators, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of drugs developed by the
Company or others, future sales of substantial amounts of Common Stock by existing stockholders and general market conditions can have an adverse effect on the market price of the Common Stock. The realization of any of the risks described in these "Risk Factors" could have a dramatic and adverse impact on market price.

Potential Adverse Effect of Anti-Takeover Provisions

         The Company's Certificate of Incorporation provides for staggered terms for the members of the Board of Directors and includes a provision (the
"Fair Price Provision") that requires the approval of the holders of 80% of the Company's voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of 10% or more of the
Company's voting stock, except in cases where certain Directors approve the transaction or certain minimum price criteria and other procedural requirements are met. The Company has entered into a Stockholders' Rights
Agreement pursuant to which each holder of a share of Common Stock is granted a Right to purchase the Company's Series F Preferred Stock under certain circumstances if a person or group acquires or commences a tender offer for
20% of the Company's outstanding Common Stock. The Company has also adopted a
Change in Control Severance Benefits Plan which provides for severance benefits to employees upon certain events of termination of employment after or in connection with a change in control as defined in the Plan. In addition, the Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of,
Preferred Stock.  The staggered board terms, Fair Price
Provision,
Stockholders' Rights Agreement, Change in Control Severance
Benefits Plan,
Preferred Stock provision and other provisions of the Company's charter and
Delaware corporate law may discourage certain types of transactions involving an actual or potential change in control of the Company.

                         USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Shares by the Selling Stockholders but will receive proceeds from the exercise, if any, of the Warrants. Proceeds from exercise of the Warrants, if any, will be used for general corporate purposes.

                       SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the Selling Stockholders, including (i) the names of the Selling Stockholders,
(ii) the number of shares of Common Stock beneficially owned by the Selling
Stockholders as of the date of this Prospectus, and (iii) the maximum number of shares of such Common Stock to be offered hereby. Because the Selling
Stockholders may offer all, a portion or none of the Common Stock offered pursuant to this Prospectus, no estimate can be given as to the amount of
Common Stock that will be held by the Selling Stockholders upon termination of the offering. See "Plan of Distribution." The information in the table is based upon information provided to the Company by the Selling Stockholders, except for the assumed conversion ratio of shares of Preferred Stock into shares of Common Stock, which is based solely on the assumptions discussed in the footnotes to the table.

                       Number of Shares
                       Beneficially Owned      Maximum Number of
    Number
of Shares
Name of Selling        Prior to Offering       Shares Being

Beneficially Owned
Stockholder            (1)(2)(3)               Offered (1)(2)
    After
Offering (3)(4)


Halifax Fund, LP           935,490               935,490

0

Galileo Capital,            93,549                93,549

0
  LLC

RGC International          218,281               218,281

0
  Investors, LDC

Heracles Fund               93,549                93,549

0

Lewis Fraser                77,957                77,957

0

Themis Partners,           140,323               140,323

0
  L.P.

(1)      Such beneficial ownership represents the aggregate of
(a) the number
of shares of Common Stock beneficially owned by each such person,
(b) the
number of shares of Common Stock issuable upon exercise of the Warrants, and (c) an estimate of the number of shares of Common Stock issuable upon the conversion of all shares of Preferred Stock beneficially owned by such person, assuming the low trading price of $3.875 per share of the Common
Stock on May 29, 1997 and a discount rate of 14.5% (the rate which will apply on and after October 21, 1997) were used to determine the number of shares of Common Stock issuable as of the date hereof. The actual number of shares of Common Stock offered hereby is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among other factors, the date on which the Preferred
Stock is converted and the future market price of the Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock. Pursuant to the terms of the Warrants and the Certificate of Designations for the Preferred Stock, a holder of
Warrants or Preferred Stock may exercise the Warrants or convert the
Preferred Stock only to the extent that the number of shares of Common
Stock issuable upon such exercise or conversion, together with the number of shares of Common Stock then beneficially owned by such holder and its affiliates (other than by virtue of ownership of the Warrants or Preferred
Stock) does not exceed 4.9% of the total issued and outstanding shares of the Company's Common Stock, provided that a holder may waive this limitation immediately upon a pending change in control transaction and otherwise upon 61 days' prior written notice to the Company. Accordingly, the number of shares of Common Stock set forth above for each Selling
Stockholder may exceed the actual number of shares of Common Stock that such Selling Stockholder could own beneficially at any given time through its ownership of the Warrants and the Preferred Stock. To the extent that beneficial ownership set forth in the table does not reflect the 61 days limitation regarding the exercise of the Warrants and the conversion of the Preferred Stock, the information set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act. See
"Risk Factors -- Effect of the Conversion of the Preferred Stock" and
"Description of Preferred Stock and Warrants."

(2) Except as set forth in footnote (1), beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.

(3) Does not include an aggregate of 1,000,000 shares of Common Stock issuable upon exercise of the Delisting Warrants (as hereinafter defined).
See "Description of Preferred Stock and Warrants."

(4) Assumes all shares are sold to parties which are not affiliates of the Selling Stockholder.


           DESCRIPTION OF PREFERRED STOCK AND WARRANTS

         Pursuant to a Preferred Stock Investment Agreement (the
"Agreement")
dated as of April 24, 1997 the Company sold to the initial
Selling
Stockholders (the "Investors") 5,000 shares of the Preferred
Stock and the
Warrants for an aggregate purchase price of $5,000,000.   The
Company also
entered into a Registration Rights Agreement with the Investors
(the
"Registration Rights Agreement") pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement for the resale of the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and to keep such registration statement in effect until all such Common Stock is sold or eligible for resale pursuant to Rule
144(k) promulgated under the Securities Act (i.e., a period of two years for holders who are not affiliates of the Company). The Registration Rights
Agreement imposes monetary penalties on the Company for failure to meet its obligations and in the event of certain defaults requires the Company to redeem the Preferred Stock or the Common Stock issued upon conversion, as the case may be, at a price equal to 130% of the Liquidation Preference (as defined below) in the case of Preferred Stock and 130% of average of the daily low trading prices of the Common Stock during the 10 trading days immediately preceding the date of conversion in the case of Common Stock. Pursuant to the
Agreement and in connection with the Registration Rights
Agreement, the
Company issued to the Investors warrants to purchase 1,000,000 shares of
Common Stock at a price of $.10 per share, which warrants will be exercisable only if the Company fails, refuses or is unable to cause the securities registrable under the Registration Rights Agreement to be listed on the Nasdaq
National Market or if the Common Stock is delisted from the Nasdaq National
Market and the Company does not elect to redeem the then outstanding Preferred
Stock for the price set forth above (the "Delisting Warrants").

         The Preferred Stock has a liquidation value of $1,000 per share plus accrued dividends and certain default payments owed by the Company to the holders of the Preferred Stock pursuant to the Registration Rights Agreement
(the "Liquidation Preference"). In the event of the liquidation of the
Company, holders of the Preferred Stock will be entitled to receive an amount per share equal to the Liquidation Preference before any distribution of assets of the Company to the holders of any class of stock ranking junior to the Preferred Stock.

         The holders of the Preferred Stock are entitled to receive cumulative dividends at the per share rate of 6% of the Liquidation Preference per year.
At the option of the Company, such dividends may be paid in cash or by adding the amount thereof to the Liquidation Preference of the shares of Preferred
Stock. The Certificate of Designations for the Preferred Stock contains no restriction on the repurchase or redemption of shares by the Company while there is an arrearage in the payment of dividends.

         Each share of Preferred Stock is convertible at any time prior to the
Forced Conversion Date (as defined below) into a number of shares of Common
Stock determined by dividing the Liquidation Preference by the conversion price, which is equal to the percentage set forth below of the average of the daily low trading prices of the Common Stock during the 10 trading days immediately preceding the date of conversion. The applicable percentages are as follows:

              96.5% during calendar days 1 through 89 following issuance of the Preferred Stock
              92.5% during calendar days 90 through 179 following issuance of the Preferred Stock
              85.5% thereafter

The applicable percentages are subject to decrease in the event that the
Company does not comply with certain obligations under the Registration Rights
Agreement. Issuance of Common Stock upon conversion of the Preferred Stock will have a dilutive effect on holders of the Common Stock.

         In the event of a Change in Control (as defined below), for a period commencing on the announcement of a transaction intended or likely to result in a Change in Control and ending 10 trading days after a subsequent contrary announcement or the consummation of the Change in Control, the Preferred Stock will be convertible into Common Stock at a conversion price which is 83% of the lowest of the daily low trading prices of the Common Stock during the 10 trading days immediately preceding the date of conversion. A Change in
Control will be deemed to have occurred if at any time (x) there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or there occurs any event which causes the occurrence of a
Distribution Date (as defined in Section 3(b) of the
Stockholders' Rights
Agreement, dated as of July 27, 1995, between the Company and Registrar and
Transfer Company, as rights agent, as amended) or a substantially similar occurrence under any successor or similar plan, (y) in excess of 50% of the
Company's Board of Directors consists of directors not nominated by the prior
Board of Directors of the Company, or (z) any person (as defined in Section
13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the
Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power.

         If certain conditions are met, the Company may require any Preferred
Stock held on the date which is (i) the fifth anniversary of the date of issuance of the Preferred Stock or (ii) the first date following the third anniversary of such date of issuance on which the aggregate Liquidation
Preference of the outstanding Preferred Stock is less than $250,000 (the
"Forced Conversion Date") to be converted at the then-applicable conversion price.

         If certain conditions are met, the Company may redeem any Preferred
Stock held on the Forced Conversion Date for cash at a price equal to the
Liquidation Preference for the shares to be redeemed divided by the applicable percentage for determining the conversion price. In addition, the Company may redeem for cash any Preferred Stock held on a date when the aggregate
Liquidation Preference of the outstanding Preferred Stock is less than
$250,000 for a price equal to 130% of the Liquidation Preference of the shares.

         To the extent required by Rule 4460 of the National
Association of
Securities Dealers, Inc., the outstanding Preferred Stock may not be converted into more than 3,141,965 shares of Common Stock.

         Holders of the Preferred Stock generally have no voting rights.
However, the affirmative vote of the holders of a majority of the outstanding
Preferred Stock is necessary for (i) any amendment of the Certificate of
Designations of the Preferred Stock, (ii) any amendment to the Certificate of
Incorporation or by-laws of the Company that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Stock,
(iii) any waiver of a default in payment of dividends on the Preferred Stock, and (iv) any reorganization or reclassification of the capital stock of the
Company, any consolidation or merger of the Company with or into any other corporation or corporations, or any sale of all or substantially all of the assets of the Company, that would have an adverse effect on any of the rights, preferences, or privileges of the Preferred Stock.

     The Certificate of Designations for the Preferred Stock provides that if, during the period ending 6 months after the issuance of the Preferred Stock, the Company sells or agrees to sell Common Stock or securities convertible into Common Stock (other than in a public offering or a private placement to an affiliate of The Palladin Group, L.P. or in connection with a strategic alliance, sales to underwriters or issuances under stock option plans) for a price that is less than the effective conversion price of the Preferred Stock at such time, the conversion price shall be adjusted so that it is no greater than the price of the newly issued Common Stock.

     The Company has agreed that as long as over 20% of the Preferred Stock is outstanding, it will not (a) declare or pay any dividends or make any distributions to any holders of Common Stock, (b) purchase or otherwise acquire for value any Common Stock or other equity securities of the Company either junior to or on parity with the Preferred Stock, or (c) authorize or issue any equity security senior to the Preferred Stock.

     The holders of the Warrants are entitled to purchase, in the aggregate,
50,000 shares of Common Stock for $4.025 per share. The Warrants may be exercised at any time and from time to time, in whole or in part, prior to
April 24, 2004. The number of shares and kind of securities issuable on exercise of the Warrants is subject to adjustment in the event of certain subdivisions or combinations of the securities issuable upon exercise of the
Warrants, declarations of dividends or distributions on the Common Stock, mergers or consolidations of the Company and reorganizations or reclassifications of the securities issuable upon exercise of the Warrants.


                       PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold by the Selling Stockholders or their transferees from time to time in one or more transactions (which may include block transactions) in the over-the-counter market, on the Nasdaq
National Market or such other market on which the Company's Common Stock may, from time to time, be traded in privately negotiated transactions, through the writing of options on the Shares (whether such options are listed on an options exchange or otherwise) or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling
Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders may deliver the Shares to close out previously established short positions and may also pledge the Shares as collateral for margin accounts, and such Shares could be resold pursuant to the terms of such accounts.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the
Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

         The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         To the extent required, the type and number of Shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying
Prospectus Supplement to this Prospectus.

         Pursuant to the Preferred Stock Investment Agreement and the
Registration Rights Agreement, the Company agreed to register the Shares under the Securities Act and to indemnify and hold the Selling Stockholders harmless against certain liabilities, including certain liabilities under the
Securities Act, that could arise in connection with the sale by the Selling
Stockholders of the Shares. The Company has agreed to bear certain expenses
(other than selling commissions) in connection with the registration and sale of the Shares being offered by the Selling Stockholders, estimated to be
$17,875.11.

                          LEGAL MATTERS

         The validity of the issuance of the Common Stock being offered hereby has been passed upon by Smith, Stratton, Wise, Heher & Brennan,
Princeton, New
Jersey. A member of Smith, Stratton, Wise, Heher & Brennan holds an option to purchase 16,800 shares of Common Stock.

                             EXPERTS

         The financial statements incorporated by reference in this
Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

No dealer, salesperson or other
individual has been authorized to
give any information or to make any
representations other than those
contained in this Prospectus in
connection with the offer made by
this Prospectus and, if given or
made, such information or
representations must not be relied
upon as having been authorized by the
Company.  This Prospectus does not                    Alteon Inc.
constitute an offer to sell or a                   1,559,149
Shares
solicitation of an offer to buy any                  Common Stock
securities in any jurisdiction in
which such offer or solicitation is
not authorized or in which the person
making such offer or solicitation is
not qualified to do so, or to any
person to whom it is unlawful to make                  --------
such offer or solicitation.  Neither                  PROSPECTUS
the delivery of this Prospectus nor                    --------
any sale made hereunder shall, under
any circumstances, create any
implication that there has been no
change in the affairs of the Company                         ,
1997
or that information contained herein
is correct as of any time subsequent
to the date hereof.
__________________

TABLE OF CONTENTS

                             Page
Additional Information........ 2
Available Information......... 2
Incorporation of Certain
  Documents by Reference...... 2
The Company................... 3
Forward Looking Statements.... 4
Risk Factors.................. 4
Use of Proceeds...............13
Selling Stockholders..........13
Description of Preferred
 Stock and Warrants...........14
Plan of Distribution..........16
Legal Matters.................17
Experts.......................17

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth an itemized estimate (other than the SEC registration fee which is the actual, not estimated, fee) of fees and expenses payable by the registrant in connection with the offering described in this registration statement, other than underwriting discounts and commissions:

SEC registration fee ........................    $1,875.11
Printing, shipping & engraving expenses......     1,000.00
Legal fees and expenses .....................     7,500.00
Accounting fees .............................     3,000.00
Miscellaneous expenses.......................     2,000.00
Total .......................................   $15,375.11


    All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the
Selling Stockholders will be borne by the Selling Stockholders.

Item 15. Indemnification of Directors and Officers.

    Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    Article IX of the registrant's By-laws specifies that the registrant shall indemnify its directors and officers to the full extent permitted by the
General Corporation Law of Delaware. This provision of the By-laws is deemed to be a contract between the registrant and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the General Corporation Law of Delaware are in effect, and any repeal or modification thereof shall not offset any rights or obligations then existing with respect to any state of facts then or theretofore existing or in any action, suit or proceeding theretofore or thereafter brought or threatened in whole or in part upon any such state of facts.

    Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This Section does not, however, limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This
Section also will have no effect on claims arising under the federal securities laws. The registrant's certificate of incorporation limits the liability of its directors as authorized by Section 102(b)(7).

    The registrant currently carries liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the registrant (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law. The total coverage under the insurance policy is $10,000,000. The liability limit, however, shall be reduced by amounts incurred for legal defense, which amounts are to be applied against the retention amount. The insurance policy also provides for the advancement of reasonable fees, costs and expenses including attorneys' fees under certain circumstances, incurred by directors and officers in investigating, adjusting, defending and appealing any claim, subject to repayment by such director or officer if it is ultimately determined that such insureds are not entitled under the terms of the policy to payment of such loss.

    The insurance policy will not provide coverage to the directors and officers to the extent that the Company has indemnified the directors or officers. The policy provides for the reimbursement of the Company to the extent the Company has indemnified the directors and officers pursuant to law, contract or the Certificate of Incorporation or By-laws of the Company.
Moreover, the registrant would not be required to indemnify a director or officer for any claim based upon: (i) the director or officer gaining, in fact, a personal profit or advantage to which he or she was not legally entitled, (ii) the director or officer committing, in fact, any criminal or deliberately fraudulent act, (iii) the payment to any director or officer of any remuneration without the previous approval of the stockholders of the
Company, which payment without such previous approval shall be held to have been illegal, (iv) any claim for accounting of profits made in connection with a violation of 16(b) of the Exchange Act or a similar state law,
(v) any
attempt, whether successful or unsuccessful, by any person to acquire securities of the Company against the opposition of the Board of Directors of the Company, or any action, whether successful or unsuccessful, by the Company or the Board of Directors to resist such attempts; provided however that the exclusion shall not apply if the Company has obtained a written opinion from legal counsel that such resistive action is a lawful exercise of the Board of
Directors' business judgment and an opinion from an investment banking firm that the price of such acquisition of securities is inadequate,
(vi)
environmental claims and violations, (vii) violation of the Employee
Retirement Income Security Act of 1974, as amended, and (viii) claims made against the directors or officers under federal or state law based upon the filing of a registration statement with the Securities and Exchange Commission or based upon any underwriting agreement for the offer of any security.

    At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any director or officer.

Item 16. Exhibits.

Exhibit
Number   Description

4.1 -    Restated Certificate of Incorporation.  (Incorporated by
Reference
         to Exhibit 3.1 to the Company's Registration Statement on Form S-1
         (File Number 33-42574) which became effective on November 1, 1991).

4.2 -    Certificate of the Voting Powers, Designations,
Preference and
         Relative Participating, Optional and Other Special
Rights and
         Qualifications, Limitations or Restrictions of Series F
Preferred
         Stock of the Company. (Incorporated by Reference to Exhibit 4.2 to
         the Company's Current Report on Form 8-K filed on August
4, 1995).

4.3 -    By-laws, as amended.  (Incorporated by Reference to
Exhibit 99.1 to
         the Company's Current Report on Form 8-K filed on
September 8,
         1995).

4.4 -    Stockholders' Rights Agreement dated as of July 27,
1995, between
         Alteon Inc. and Registrar and Transfer Company, as
Rights Agent.
         (Incorporated by reference to Exhibit 4.1 to the Company's Current
         Report on Form 8-K filed on August 4, 1995).

4.5  -   Certificate of Designations of 6% Cumulative Convertible
Preferred
         Stock for Alteon Inc.(Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 9,
1997).

4.6  -   Registration Rights Agreement dated as of April 24, 1997
between
         Alteon Inc. and the investors named on the signature page thereof
         (Incorporated by reference to Exhibit 4.1 to the Company's Current
         Report on Form 8-K filed on May 9, 1997).

4.7  -   Form of Common Stock Purchase Warrant (Incorporated by
reference to
         Exhibit 4.2 to the Company's Current Report on Form 8-K filed on May
         9, 1997).

4.8  -   Form of Common Stock Purchase Delisting Warrant
(Incorporated by
         reference to Exhibit 4.3 to the Company's Current Report on Form 8-K
         filed on May 9, 1997).

4.9  -   Amendment to Stockholders' Rights Agreement between
Alteon Inc. and
         Registrar and Transfer Company, as Rights Agent
(Incorporated by
         reference to Exhibit 4.4 to the Company's Current Report on Form 8-K
         filed on May 9, 1997).

5   -    Opinion of Smith, Stratton, Wise, Heher & Brennan.

23.1 - Consent of Arthur Andersen LLP, independent public accountants.

23.2  -  Consent of Smith, Stratton, Wise, Heher & Brennan.
         (contained in Exhibit 5).

24  -    Power of Attorney (see "Power of Attorney" below).

Item 17. Undertakings.

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)   To include any prospectus required by section
10(a)(3)
         of the Securities Act of 1933.

              (ii) To reflect in the prospectus any facts or events
         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in
         the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of
         securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
         Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (1)(i) and
(1)(ii) above do
         not apply if the information required to be included in a
         post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the
         Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on May
29, 1997.


                             ALTEON INC.




                             By: /s/ James J. Mauzey
                                 --------------------------
                                 James J. Mauzey
                                 Chairman of the Board and
                                 Chief Executive Officer




                        POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Mauzey, Kenneth
I. Moch and
Elizabeth A. O'Dell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                Title
Date

/s/ James J. Mauzey        Chairman of the Board             May
29, 1997
------------------------   Chief Executive Officer
James J. Mauzey            and Director (principal
                           executive officer)

/s/ Jere E. Goyan          President, Chief Operating        May
29, 1997
------------------------   Officer and Director
Jere E. Goyan


/s/ Kenneth I. Moch        Senior Vice President             May
29, 1997
------------------------   Finance and Business
Kenneth I. Moch            Development, Chief
                           Financial Officer
                           (principal financial
                           officer)

/s/ Elizabeth A. O'Dell    Vice President, Finance           May
29, 1997
------------------------   and Administration,
 Elizabeth A. O'Dell       Treasurer, Secretary
                           (principal accounting
                           officer)

/s/ Anthony Cerami         Director                          May
29, 1997
------------------------
Anthony Cerami


/s/ Marilyn G. Breslow     Director                          May
29, 1997
------------------------
Marilyn G. Breslow


/s/ Mark Novitch           Director                          May
29, 1997
------------------------
Mark Novitch


/s/ Louis Fernandez        Director                          May
29, 1997
------------------------
Louis Fernandez


/s/ Alan J. Dalby          Director                          May
29, 1997
------------------------
Alan J. Dalby


/s/ Robert N. Butler       Director                          May
29, 1997
------------------------
Robert N. Butler

                          EXHIBIT INDEX

Exhibit
Number              Description

4.1 -    Restated Certificate of Incorporation.  (Incorporated by
         Reference to Exhibit 3.1 to the Company's Registration
         Statement on Form S-1 (File Number 33-42574) which became
         effective on November 1, 1991).

4.2 -    Certificate of the Voting Powers, Designations,
Preference
         and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions
of
         Series F Preferred Stock of the Company. (Incorporated by
         Reference to Exhibit 4.2 to the Company's Current Report on
         Form 8-K filed on August 4, 1995).

4.3 -    By-laws, as amended.  (Incorporated by Reference to
Exhibit
         99.1 to the Company's Current Report on Form 8-K filed on
         September 8, 1995).

4.4 -    Stockholders' Rights Agreement dated as of July 27,
1995,
         between Alteon Inc. and Registrar and Transfer Company, as
         Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on August
4,
         1995).

4.5  -   Certificate of Designations of 6% Cumulative Convertible
Preferred
         Stock for Alteon Inc.(Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 9,
 1997).

4.6  -   Registration Rights Agreement dated as of April 24, 1997
between
         Alteon Inc. and the investors named on the signature page thereof
         (Incorporated by reference to Exhibit 4.1 to the Company's Current
         Report on Form 8-K filed on May 9, 1997).

4.7  -   Form of Common Stock Purchase Warrant (Incorporated by
reference
         to Exhibit 4.2 to the Company's Current Report on Form
8-K filed
         on May 9, 1997).

4.8  -   Form of Common Stock Purchase Delisting Warrant
(Incorporated by
         reference to Exhibit 4.3 to the Company's Current Report on Form
         8-K filed on May 9, 1997).

4.9  -   Amendment to Stockholders' Rights Agreement between
Alteon Inc.
         and Registrar and Transfer Company, as Rights Agent
(Incorporated
         by reference to Exhibit 4.4 to the Company's Current
Report on
         Form 8-K filed on May 9, 1997).

5   -    Opinion of Smith, Stratton, Wise, Heher & Brennan.

23.1  -  Consent of Arthur Andersen LLP, independent public
              accountants.

23.2  -  Consent of Smith, Stratton, Wise, Heher & Brennan
(contained
              in Exhibit 5).

24  -    Power of Attorney (see "Power of Attorney" above).

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